UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)          August 8, 2017

RALPH LAUREN CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

001-13057	13-2622036
(Commission File Number)	(IRS Employer Identification No.)

650 MADISON AVENUE, NEW YORK, NEW YORK	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 318-7000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company                 ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                    ☐

ITEM 8.01.                          OTHER EVENTS.

Ralph Lauren Corporation (the “Company”) has received notice of an unsolicited “mini-tender” offer by TRC Capital Corporation (“TRC Capital”) to purchase from the Company’s stockholders up to 1.5 million shares, or approximately 2.71%, of the Company’s Class A Common Stock (the “Stock”) at a price of $72 per share in cash. The offering price is 4.31% lower than the closing price of the Company’s Stock on July 28, 2017, the last trading day before the commencement of the offer.

The Company wishes to inform its stockholders that it does not endorse TRC Capital’s unsolicited mini-tender offer and recommends that stockholders do not tender their shares. Stockholders who have already tendered their shares may withdraw them at any time prior to 12:01 a.m., New York City time, on August 29, 2017, in accordance with TRC Capital’s offering documents. The Company is not associated with TRC Capital, its mini-tender offer or the mini-tender offer documentation.

A copy of the Company’s press release containing additional information regarding TRC Capital’s unsolicited mini-tender offer is attached to this Current Report on Form 8-K as Exhibit 99.1.
ITEM 9.01.          FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.

EXHIBIT NO.	DESCRIPTION

99.1	Press Release, dated August 8, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
RALPH LAUREN CORPORATION

Date: August 8, 2017	By:	/s/ Jane Hamilton Nielsen
		Name:	Jane Hamilton Nielsen
		Title:	Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release, dated August 8, 2017